UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	December 31, 2009

EMERALD DAIRY INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52174	80-0137632
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11990 Market Street, Suite 205 Reston, Virginia 20190
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:	(703) 867-9247

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Second Amendment to Promissory Notes and Grant of Additional Warrants

As of December 31, 2009, Emerald Dairy, Inc. (the “Company”) and the investors (“Investors”) in the Company’s June 2008 private placement (the “Offering”) of an aggregate principal amount of $2,250,000 promissory notes (the “Prior Notes”), entered into a second amendment to their respective June 2008 Purchase Agreements, as previously amended on December 31, 2008, pursuant to which the Prior Notes had been issued (the “Second Amendment”).

Pursuant to the Second Amendment:

(i)      the Maturity Date of the indebtedness represented by the Prior Notes was extended from December 31, 2009 to December 31, 2010;

(ii)     accrued and unpaid interest on the Prior Notes, in the aggregate amount of $323,301, was added to the principal amount outstanding (resulting in an aggregate principal balance of $2,573,301 immediately after the Second Amendment reflected in the New Notes defined below);

(iii)    new notes (the “New Notes”) incorporating the changes set forth in (i) and (ii) above were issued to the Investors in exchange for the cancellation of the Prior Notes; and

(iv)    the Investors received three-year warrants to purchase an aggregate of 789,356 shares of common stock of the Company, at an exercise price of $1.63 per share ("Additional Investor Warrants").

The Company’s repayment of amounts due under the New Notes is secured by a pledge of an aggregate of 3,157,425 shares of common stock of the Company beneficially owned by Yang Yong Shan, the Company’s Chairman, Chief Executive Officer and President.

In consideration for its services in connection with the Second Amendment, the Company issued 200,000 shares of its common stock (the “Shares”) to the entity that had acted as placement agent for the Offering (the “Placement Agent”).

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The New Notes have such characteristics as are further described in Item 2.03 below, which disclosure is incorporated herein by reference. The Additional Investor Warrants have such characteristics as are further described in Item 3.02 below, which disclosure is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

On December 31, 2009, the Company issued the New Notes to the Investors. The New Notes bear interest at a rate of 10% until due and payable on December 31, 2010. Any amount of principal or interest which is not paid when due will bear interest at a rate of 12%.  The Company may prepay the entire amount due under the New Notes at any time without penalty, upon 15 days prior written notice.  Each holder has the right to be prepaid any amounts due under its New Note from the proceeds of any future offering by the Company resulting in gross proceeds of $4,500,000 or more, with the exception of offerings where the proceeds will be used primarily in connection with the expansion and/or equipping of the Borrower’s newly-constructed production facility located in Hailun City, Heilongjiang Province, China.  So long as the Company has any obligation under the New Notes, there are limitations on its ability to: (a) pay dividends or make other distributions on its capital stock; (b) redeem, repurchase or otherwise acquire any of its securities; (c) create, incur or assume any liability for borrowed money (with certain exceptions, including, without limitation, borrowings where the funds will be used primarily in connection with the expansion and/or equipping of the Company’s newly-constructed production facility located in Hailun City, Heilongjiang Province, China); (d) sell, lease or otherwise dispose of any significant portion of its assets; (e) lend money, give credit or make advances; or (f) assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any other person or entity.  The New Notes contain certain “Events of Default” which, if they were to occur and not be waived by the holders of the New Notes, would allow the holder to consider the New Notes to be immediately due and payable, without presentment, demand, protest or notice of any kind, and the holder would then be entitled to immediately enforce any and all of its rights and remedies provided in the New Notes or any other right or remedy afforded by law. Among others, the Events of Default included under the New Notes include if: (a) the Company fails to pay principal or interest when due on the Second Amended Note; (b) the Company breaches any material covenant or other material term or condition contained in the New Notes or the Second Amendment, and such breach continues for a period of thirty (30) days after written notice thereof; (c) a money judgment shall be entered against the Company, or any subsidiary of the Company, for more than $250,000, that remains in effect for a period of twenty (20) days; or (d) the Company fails to maintain the listing of its common stock on at least one of the Over-the-Counter Bulletin Board, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the NYSE Amex Equities.

The foregoing description of the New Notes does not purport to be complete and is qualified in its entirety by reference to the complete text of the New Notes, a form of which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item. 3.02.	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

As of December 31, 2009, the Company issued the Additional Investor Warrants to the Investors. The Additional Investor Warrants represent the right to purchase an aggregate of 789,356 shares of the Company’s common stock, at an exercise price of $1.63 per share. The Additional Investor Warrants will expire three years after the date of their original issuance. The Additional Investor Warrants may be exercised for cash only. The number of shares of the Company’s common stock deliverable upon exercise of the Additional Investor Warrants will be subject to adjustment for, among other things, subdivision or consolidation of shares, and certain other standard dilutive events. The holder of Additional Investor Warrants will not be entitled to exercise a number of Additional Investor Warrants in excess of the number of Additional Investor Warrants upon exercise of which would result in beneficial ownership by such holder and his, her or its affiliates of more than 9.9% of the outstanding shares of the Company’s common stock, unless this provision is waived by written agreement between the holder and the Company not less than sixty-one (61) days from the date of such waiver. The Company has granted the Investors “piggyback” registration rights with respect to the shares underlying the Additional Investor Warrants.

The foregoing description of the Additional Investor Warrants does not purport to be complete and is qualified in its entirety by reference to the complete text of the Additional Investor Warrants, which is filed as Exhibit 4.2 hereto and incorporated herein by reference.

As of December 31, 2009, the Company issued the Placement Agent 200,000 Shares in consideration for services rendered in connection with the Second Amendment.

The Company believes that the issuance of the Additional Investor Warrants and Shares in the  transactions described above are exempt from registration under the Securities Act of 1933, as amended, (the “Act”) pursuant to Section 4(2), and/or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

Item 9.01.	Financial Statements and Exhibits

(d)  Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Form 8-K.

Exhibit No.	Description
4.1	Form of New Notes
4.2	Form of Additional Investor Warrants
10.1	Second Amendment to Purchase Agreement, dated December 31, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD DAIRY INC.
(Registrant)

Date:	January 7, 2010	By:	/s/ Yang Yong Shan
Yang Yong Shan
Chairman, Chief Executive Officer and President